Exhibit 99.3

Charles R. Cantor, Ph.D.

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121

Re: Amendment of your Employment Agreement with Sequenom, Inc.

Dear Charles:

This letter confirms our discussion and your agreement with Sequenom, Inc. (the “Company”) to amend your employment agreement with the Company, effective September 15, 2005. In consideration of, and as a condition to, your continued employment by the Company, you and the Company agree as follows:

1. Compensation. Section 3 of the Employment Agreement between the Company and you dated November 16, 1999 (the “Employment Agreement”) is hereby amended as follows, sub-sections 3(a)-3(c) are struck in their entirety and amended and replaced by the following provision: Employee’s compensation shall consist of base salary at the rate of $288,000 per year payable in accordance with the Company’s standard payroll policies and practices.

2. Survival. Except as specifically modified and agreed in this letter, the Employment Agreement shall remain in full force and effect.

Sincerely,

/s/ Harry Stylli
Harry Stylli, Ph.D.
President and Chief Executive Officer

Agreed:

/s/ Charles R. Cantor	Date: 9/12/05
Charles R. Cantor, Ph.D.